Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

August 4, 2023

Reference: 00089923/000059

Enerplus Corporation
The Dome Tower, 3000
333 – 7th Avenue S.W.
Calgary, Alberta T2P 2Z1

Canada

Re: Enerplus Corporation (the "Company")

Dear Ladies and Gentlemen:

We hereby consent to the references to our firm name under the captions "Legal Matters", "Interests of Experts" and "Documents Filed as Part of the Registration Statement" and to the reference to our firm name and the use of our opinion under the caption "Enforceability of Civil Liabilities" in the prospectus included as part of this Registration Statement on Form F-10 of the Company.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP

TORONTO CALGARY VANCOUVER MONTREAL OTTAWA NEW YORK LONDON

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